Quarter 2 | Fiscal 2023 Results August 24, 2022

• Q2 2023 Overview • Industry Update • Financial & Operational Highlights • Outlook • Closing Remarks • Q&A 2 Participants and Agenda Steven E. Nielsen President and Chief Executive Officer H. Andrew DeFerrari Chief Financial Officer Ryan F. Urness General Counsel

Important Information Caution Concerning Forward-Looking Statements This presentation contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements include those related to the outlook for the quarters ending October 29, 2022 and January 28, 2023 found within this presentation. These statements are subject to change. Forward-looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this presentation. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include the duration and severity of a pandemic caused by COVID-19, our ability to comply with various COVID-19 legal and contractual requirements and the impacts that those requirements may have on our workforce and our ability to perform our work, vaccination rates in the areas where we operate, any worsening of the pandemic caused by increasing infection rates triggered by new variants, future economic conditions and trends including the potential impacts of an inflationary economic environment, customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the related impact to the Company’s backlog from project cancellations, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, the Company’s ability to generate sufficient cash to service its indebtedness, restrictions imposed by the Company’s credit agreement, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements. Non-GAAP Financial Measures This presentation includes certain “Non-GAAP” financial measures as defined by Regulation G of the SEC. As required by the SEC, an explanation of the Non-GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP financial measures are provided in the Company’s Form 8-K filed with the SEC on August 24, 2022 and on the Company’s Investor Center website at https://ir.dycomind.com. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. 3

Q2 2023 Overview Contract Revenues • Contract revenues of $972.3 million increased 23.5% Operating Performance • Non-GAAP Adjusted EBITDA of $104.7 million, or 10.8% of contract revenues, compared to $73.8 million, or 9.4% of contract revenues, in the year ago period • Diluted earnings per common share of $1.46, compared to $0.59 in the year ago period Liquidity • Solid liquidity of $366.3 million Share Repurchases • Repurchased 104,030 common shares for $10.0 million 4 Contract Revenues Diluted EPS

Industry Update The effort to deploy high-capacity fiber networks continues to meaningfully broaden the set of opportunities for our industry • Major industry participants are constructing or upgrading significant wireline networks across broad sections of the country • High-capacity fiber networks are increasingly viewed as the most cost effective technology, enabling multiple revenue streams from a single investment • Fiber network deployment opportunities are increasing in rural America; federal and state support programs for the construction of communications networks in unserved and underserved areas across the country are unprecedented Macroeconomic effects and supply constraints may influence the near-term execution of some customer plans Industry participants increasingly understand that cost pressures are industry-wide; several have addressed those impacts while others are expected to do so as well Our scale and financial strength position us well to take advantage of these opportunities to deliver valuable services to our customers, including integrated planning, engineering and design, procurement and construction and maintenance services 5

Contract Revenues 6 Q2 2023 Organic Growth: 23.5% 26.6% 17.4% Total Customers Top 5 Customers All Other Customers2 44.2% 33.7% 147.0% AT&T Lumen Frontier Top 5 customers represented 67.4% and 65.7% of contract revenues in Q2 2023 and Q2 2022, respectively Fiber construction revenue from electric utilities increased organically 54.4% year-over-year and was $79.8 million, or 8.2% of contract revenues, in Q2 2023 Top 5 Customers - % of Total Contract RevenuesNon-GAAP Organic Growth (Decline) %1 Q2 2023Q2 2022

Backlog, Awards and Employees

Backlog[3]



$ Billions
$8
$7
$6
$5
$4
$3
$2
$1
$0
$5.412
$6.810
$6.528
$5.895
$5.896
$5.822
$5.593
$6.028
$2.339
$2.787
$2.746
$2.655
$2.938
$3.072
$2.959
$3.111
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Next 12 month backlog

Employee Headcount



18,000
15,000
12,000
9,000
6,000
3,000
0
14,154
14,276
14,331
14,674
14,905
15,024
15,221
14,951
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023

Selected Q2 2023 Awards and Extensions:

Customer	Description of Services	Area	Term
Lumen	Fiber Construction	WA, OR, AZ, CO, MN	3 years
Brightspeed	Fiber Construction	PA, NJ, VA, NC	1 year
Verizon	Construction & Maintenance	PA	3 years
Frontier	Construction & Maintenance	CA	3 years
	Fiber Construction	OH, PA	1 year
Conexon	Rural Fiber Deployments	LA	2 years

7

Financial Highlights 8 Contract Revenues Non-GAAP Adjusted EBITDA Diluted EPS • Contract revenues of $972.3 million increased 23.5% • Non-GAAP Adjusted EBITDA of $104.7 million, or 10.8% of contract revenues • Diluted earnings per common share of $1.46 As % of Contract Revenues

Debt and Liquidity Overview Debt maturity profile and liquidity provide financial flexibility 9 • Solid liquidity of $366.3 million at Q2 2023 • Capital allocation prioritizes organic growth, followed by opportunistic share repurchases and M&A, within the context of the Company’s historical range of net leverage

Cash Flow Overview 10 Operating Cash Flow • Operating cash flow used to support strong organic growth during Q2 2023 • Repurchased 104,030 common shares for $10.0 million during Q2 2023 4 Qtrs Ended Q2 2023

Outlook CONTRACT REVENUES Increase low- to mid-teens as a percentage of contract revenues compared to Q3 2022 NON-GAAP ADJUSTED EBITDA % OF CONTRACT REVENUES Increase modestly compared to Q3 2022 11 Q3 2023 (October 29, 2022): INTEREST EXPENSE $10.8 million EFFECTIVE INCOME TAX RATE Approximately 26.5% DILUTED SHARES 30.0 million Q4 2023 (January 28, 2023): CONTRACT REVENUES Normal seasonal moderation of growth rate expected for Q4 2023

Closing Remarks We maintain significant customer presence throughout our markets and are encouraged by the breadth in our business Our extensive market presence has allowed us to be at the forefront of evolving industry opportunities • Telephone companies are deploying FTTH to enable gigabit high speed connections and, increasingly, rural electric utilities are doing the same • Dramatically increased speeds to consumers are being provisioned and consumer data usage is growing, particularly upstream • Wireless construction activity in support of newly available spectrum bands is increasing this year • Federal and state support for rural deployments of communications networks is dramatically increasing in scale and duration • Cable operators are deploying fiber to small and medium businesses and enterprises, partly in anticipation of the customer sales process; deployments to expand capacity as well as new build opportunities are underway • Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business A growing number of our customers are committed to multi-year capital spending initiatives 12

Notes 1. Organic growth (decline) % adjusted for contract revenues from storm restoration services, and for the additional week of operations during the fourth quarter as a result of the Company’s 52/53 week fiscal year, when applicable. 2. Q2 2023 % of contract revenues for customers #6 through #10 included in All Other Customers are presented in the following table: 3. The Company’s backlog represents an estimate of services to be performed pursuant to master service agreements and other contractual agreements over the terms of those contracts. These estimates are based on contract terms and evaluations regarding the timing of the services to be provided. In the case of master service agreements, backlog is estimated based on the work performed in the preceding 12 month period, when available. When estimating backlog for newly initiated master service agreements and other long and short-term contracts, the Company also considers the anticipated scope of the contract and information received from the customer during the procurement process. A significant majority of the Company’s backlog comprises services under master service agreements and other long-term contracts. Backlog is not a measure defined by United States generally accepted accounting principles (“GAAP”) and should be considered in addition to, but not as a substitute for, GAAP results. Participants in the Company’s industry often disclose a calculation of their backlog; however, the Company’s methodology for determining backlog may not be comparable to the methodologies used by others. Dycom utilizes the calculation of backlog to assist in measuring aggregate awards under existing contractual relationships with its customers. The Company believes its backlog disclosures will assist investors in better understanding this estimate of the services to be performed pursuant to awards by its customers under existing contractual relationships. 4. As of Q1 2023 and Q2 2023, the Company had $47.5 million of standby letters of credit outstanding under the Senior Credit Facility. 5. Liquidity represents the sum of availability from the Company’s Senior Credit Facility, considering net funded debt balances, and available cash and equivalents. For calculation of availability under the Senior Credit Facility, applicable cash and equivalents are netted against the funded debt amount. 6. DSO is calculated as the summation of current and non-current accounts receivable (including unbilled receivables), net of allowance for doubtful accounts, plus current contract assets, less contract liabilities, divided by average revenue per day during the respective quarter. Long-term contract assets are excluded from the calculation of DSO, as these amounts represent payments made to customers pursuant to long-term agreements and are recognized as a reduction of contract revenues over the period for which the related services are provided to the customers. 13 Customer #6 Windstream Charter Dominion Energy Exelon Corporation 3.4% 2.2% 1.8% 1.5% 0.8%

The people connecting America® 14